SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 9, 2011

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement

On February 11, 2011, Evolving Systems, Inc. (the “Company”) and American Stock Transfer & Trust Company LLC (the “ Rights Agent ”) entered into a Third Amendment to Rights Agreement (the “Amendment “) in respect of the Rights Agreement dated as of March 4, 2009 between the Company and the Rights Agent, as amended by the First Amendment to Rights Agreement dated as of December 10, 2009 and the Second Amendment to Rights Agreement dated as of April 20, 2010 (collectively, the “Rights Agreement”). The Rights Agreement is described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2009, and such description is incorporated by reference herein.

The Amendment changes the date for expiration of the rights issued pursuant to the Rights Agreement (the “Rights”) from March 4, 2019 to March 1, 2011.  The Rights Agreement will terminate on March 1, 2011.

A copy of the Amendment  is filed as Exhibit 4.1 to this Form 8-K, and a copy of the press release relating to the amendment of the Rights Plan is filed as Exhibit 99.1 to this Form 8-K.

Item 3.03                                             Material Modification to Rights of Security Holders

The Amendment changes the date for expiration of the Rights from March 4, 2019 to March 1, 2011.  The Rights Agreement will terminate on March 1, 2011.

Item 8.01                                             Other Events

On February 9, 2011, the Board of Directors of the Company adopted a proposal approving an amendment to the Company’s Articles of Incorporation and Bylaws to eliminate the Company’s classified Board.  The proposal is subject to stockholder approval and will be submitted to the Company’s stockholders at the Company’s 2011 annual stockholders’ meeting.  Following approval of the proposal by the Company’s stockholders, all Board members will be elected annually for a one-year term.

Item 9.01                                             Financial Statements and Exhibits

Exhibit Number	Description

4.1	Third Amendment to Rights Agreement, dated as of February 11, 2011, between Evolving Systems, Inc. and American Stock Transfer & Trust Company LLC, as Rights Agent.

99.1	Press Release dated February 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2011.

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel